UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 31, 2006

Power Integrations, Inc.

(Exact name of Registrant as specified in its charter)

Delaware	000-23441	94-3065014
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5245 Hellyer Avenue

San Jose, California 95138-1002

(Address of principal executive offices)

(408) 414-9200

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01. Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On July 31, 2006, Power Integrations formally notified The Nasdaq Stock Market that it would not be able to file with the Securities and Exchange Commission its Annual Report on Form 10-K for its fiscal year ended December 31, 2005, and its Quarterly Report on Form 10-Q for the first quarter of 2006, by August 2, 2006, as required to continue its listing on the Nasdaq Global Market. The failure originally to timely file these documents with the SEC was a violation of Marketplace Rule 4310(c)(14). The Nasdaq Stock Market had granted Power Integrations an extension to file these documents with the Securities and Exchange Commission until August 2, 2006.

On July 31, 2006, The Nasdaq Stock Market notified Power Integrations that its common stock will be delisted from the Nasdaq Global Market at the opening of the market on August 2, 2006.

Power Integrations announced the impending delisting by press release on July 31, 2006. A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K.

Item 7.01 Regulation FD Disclosure.

On July 31, 2006, the Board of Power Integrations approved the ability of one of its investors to acquire beneficial ownership of Power Integrations’ common stock in excess of 15%, to up to 20%, without triggering the provisions of Power Integrations’ Rights Agreement (commonly known as a poison pill). There is no assurance that this investor will actually purchase any additional securities.

Item 9.01 Financial Statements and Exhibits.

Exhibit No.	Description
99.1	Press Release, dated July 31, 2006, Announcing the Impending Delisting of Power Integrations’ Common Stock From the Nasdaq Global Market.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Power Integrations, Inc.

By:	/s/ Balu Balakrishman
Name:	Balu Balakrishman
Title:	President and Chief Executive Officer

Dated: August 1, 2006

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press Release, dated July 31, 2006, Announcing the Impending Delisting of Power Integrations’ Common Stock From the Nasdaq Global Market.